Exhibit 99.1

News release

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS NET INCOME OF $24.4 MILLION FOR THE SECOND QUARTER

Loan Growth Remains Strong and Dividends Increase to Record Levels

OLNEY, MARYLAND, July 19, 2018 — Today, Sandy Spring Bancorp, Inc., (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income for the second quarter of 2018 of $24.4 million ($0.68 per diluted share) compared to net income of $14.7 million ($0.61 per diluted share) for the second quarter of 2017 and net income of $21.7 million ($0.61 per diluted share) for the first quarter of 2018. The current quarter’s results included $2.2 million in merger expenses. Exclusive of the after-tax impact of these expenses, earnings per diluted share would have been approximately $0.73 per share.

The results of operations from the January 1, 2018, acquisition of WashingtonFirst Bankshares (“WashingtonFirst”) are included in the Company’s consolidated results of operations for the first six months of 2018. The current period results reflect increased levels of average and period end balances, income and expense, versus comparable periods of 2017. WashingtonFirst had assets of $2.1 billion, loans of $1.7 billion and deposits of $1.6 billion at the acquisition date. The growth in interest income and expense from the prior year is the result of the growth in the balance sheet. As a result of the synergies from the combination of the two institutions, additional operating cost savings are expected to be realized throughout 2018.

“Our robust loan growth continues to provide the Company with momentum. Strong capital levels and solid results generated by our core operating performance have enabled us to increase dividends to record levels,” said Daniel J. Schrider, President and Chief Executive Officer. “We continue to prove our ability to succeed in a highly competitive market, and we are well positioned to serve the growing needs of both individual clients and businesses of all sizes.”

Second Quarter Highlights:

•	Total loans increased 51% compared to the second quarter of 2017, primarily as a result of the WashingtonFirst acquisition. Loan growth momentum remained strong as the loan portfolio grew 3 % compared to the first quarter of 2018.

•	The net interest margin was 3.56% for the second quarter of 2018, compared to 3.60% for the second quarter of 2017 and 3.58% for the first quarter of 2018. The prior year’s margin was positively impacted by an interest income recovery of $0.7 million. Exclusive of this non-core item, the margin would have been 3.54%.

•	Second quarter results reflected an annualized return on average assets of 1.23% and annualized return on average equity of 9.66% as compared to 1.14% and 10.80% respectively for the second quarter of 2017. Exclusive of merger costs on an after-tax basis, the return on average assets and return on average equity would have been 1.32% and 10.32%, respectively.

•	Pre-tax merger expenses recognized in the current quarter declined to $2.2 million compared to $9.0 million in the prior quarter.

•	The effective tax rate for the current quarter was 23.4% compared to 32.1% for the same quarter of the prior year and 23.6% for the prior quarter.

•	The Non-GAAP efficiency ratio was 52.98% for the current quarter as compared to 54.10% for the second quarter of 2017 and 49.54% for the first quarter of 2018.

•	The quarterly dividend increased 8% to $0.28 per share in the second quarter of 2018 from $0.26 per share in previous quarters.

Review of Balance Sheet and Credit Quality

At June 30, 2018, total assets amounted to $8.2 billion compared to $5.3 billion at June 30, 2017. The increase was primarily as a result of the WashingtonFirst acquisition. Total loans at June 30, 2018, were $6.3 billion compared to $4.1 billion at June 30, 2017. Loan production continues to provide the source for asset growth as organic loans grew $256 million in the first six months of 2018. This loan growth is net of the sale of $60 million in loans out of the mortgage portfolio during the first quarter.

Tangible common equity totaled $690 million at June 30, 2018, compared to $472 million at June 30, 2017. The growth in intangible assets associated with the WashingtonFirst acquisition resulted in a decline in the ratio of tangible common equity to tangible assets to 8.85% at June 30, 2018, as compared to 9.10% at June 30, 2017. The Company had a total risk-based capital ratio of 12.19%, a common equity tier 1 risk-based capital ratio of 10.85%, a tier 1 risk-based capital ratio of 11.01% and a tier 1 leverage ratio of 9.27% at June 30, 2018.

The ratio of non-performing loans to total loans decreased to 0.46% at June 30, 2018, compared to 0.78% at June 30, 2017, as a result of the growth in the loan portfolio. Non-performing loans totaled $28.8 million at June 30, 2018, compared to $32.2 million at June 30, 2017, and $29.4 million at March 31, 2018. Non-performing loans include accruing loans 90 days or more past due and restructured loans, but exclude non-performing loans acquired in the WashingtonFirst acquisition.

Loan charge-offs, net of recoveries, totaled $0.2 million for the second quarter of 2018 compared to $0.1 million for the second quarter of 2017. The allowance for loan losses represented 0.78% of outstanding loans and 168% of non-performing loans at June 30, 2018, compared to 1.09% of outstanding loans and 140% of non-performing loans at June 30, 2017. The decline in the ratio of the allowance for loan losses to outstanding loans ratio is the result of the accounting for credit losses on the loans acquired in the WashingtonFirst acquisition as any incurred credit losses have been embedded in the determination of the fair values of those loans.

Income Statement Review

For the second quarter of 2018 net interest income increased 51% to $63.8 million compared to $42.3 million for the second quarter of 2017 as average loans from quarter to quarter increased 51% primarily as a result of the WashingtonFirst acquisition and, to a lesser extent, the Company’s organic loan growth during the period. The net interest margin for the current quarter was 3.56% compared to the net interest margin for the second quarter of 2017 of 3.60%. The margin for the prior year’s quarter included $0.7 million from the full payoff of a previously acquired credit impaired loan. Exclusive of the recovered interest income, the net interest margin would have been 3.54% based on an adjusted net interest income of $41.6 million. Amortization of the fair value adjustments to both interest-earning assets and interest-bearing liabilities directly attributable to the acquisition had a 12 basis point positive effect on net interest margin for the current period. This favorable margin impact was offset by approximately 5 basis points as a result of the impact that the recent reduction in the tax rate had on tax-advantaged investments.

The provision for loan losses was $1.7 million for the second quarter of 2018, compared to $1.3 million for the second quarter of 2017 and $2.0 million for the first quarter of 2018. The increase in the provision reflects the impact of organic loan production and the impact of acquired loans being refinanced as they reach maturity under the original lending arrangements during the second quarter of 2018.

Non-interest income increased to $14.9 million for the second quarter of 2018, compared to $13.6 million for the second quarter of 2017. The second quarter of 2017 included gains of $1.3 million on sales of investment securities. Excluding the gains, non-interest income increased 21% due primarily to the impact of increased mortgage banking activities and, to a lesser extent, income from wealth management activities and service charges on deposit accounts.

Non-interest expenses increased 37% to $45.1 million for the second quarter of 2018, compared to $32.9 million in the second quarter of 2017. The current quarter included $2.2 million in merger expenses and the second quarter of 2017 included $1.3 million in penalties on the early payoff of high-rate FHLB advances and $1.0 million in merger expenses. Excluding these transactions, non-interest expenses increased 40% compared to the second quarter of 2017 due to increased compensation and benefit costs and facility and operational expenses. Merger expenses for the current quarter include the costs related to the consolidation of six redundant branches. The non-GAAP efficiency ratio improved to 52.98% for the second quarter of 2018, compared to 54.10% for the second quarter of 2017, as a result of the growth in net interest income.

Net interest income for the first six months of 2018 increased 53%, compared to the first six months of 2017, due the combination of the acquisition and organic loan growth. During the first six months of 2018, the net interest margin was 3.57% compared to 3.56% for the prior year period. The amortization of the fair value adjustments is estimated to be 12 basis points on an annual basis. This favorable margin effect was partially offset by the impact that the recently enacted tax rate reduction had on the tax-advantaged securities in the investment portfolio which adversely affected the margin by 5 basis points. Net interest income for the first six months of 2017 included the previously mentioned $0.7 million recovery of interest income. Exclusive of this recovery, the net interest margin would have been 3.54%.

The provision for loan losses was $3.7 million for the first six months of 2018, compared to $1.5 million for the first six months of 2017. The increase in the provision reflects the organic growth in the loan portfolio year over year in addition to the impact of acquired loans being refinanced as they reach maturity under the original lending arrangements and ceased to be accounted for as acquired loans.

Non-interest income was $32.0 million for the first six months of 2018, compared to $26.2 million for the first six months of 2017. The first six months of 2017 included gains of $1.3 million on sales of investment securities. Excluding these gains, non-interest income increased 28% compared to the prior year period primarily due to increases in mortgage banking activities, wealth management income and BOLI insurance proceeds. Origination volume associated with the mortgage lending operations acquired as part of the WashingtonFirst acquisition contributed to significant growth in mortgage banking income for the first six months of 2018.

Non-interest expenses increased 51% to $94.7 million for the first six months of 2018, compared to $62.8 million for the prior year period. The increase in non-interest expense excluding merger expense was 35%. The majority of the increase was in compensation, facility costs and other operational expenses resulting from increased size of the Company. The non-GAAP efficiency ratio improved to 51.25% for the first six months of 2018 compared to 54.44% for the first six months of 2017 as a direct result of the growth in net interest income.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management uses supplemental non-GAAP financial measures in its analysis of the Company’s performance. These non-GAAP financial measures include: reported net income excluding intangible asset amortization, merger related expenses and the loss on the FHLB redemption from non-interest expense; non-interest income excluding securities gains (losses); and tax-equivalent net interest income, which adjusts the interest earned on tax-advantaged loans and tax-exempt investment securities to an amount comparable to interest subject to normal income taxes. Because the adjustments made to derive non-GAAP financial measures can vary from period to period, the Company’s management believes that the non-GAAP financial measures are useful in comparing period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to Non-GAAP Reconciliation table included with this release.

Conference Call

The Company’s management will host a conference call to discuss its first quarter results today at 2:00 P.M. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-800-860-2442. A password is not necessary. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until 9:00 am (ET) August 2, 2018. A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10121776.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank. Independent and community-oriented, Sandy Spring Bank offers a broad range of commercial banking, retail banking, mortgage and trust services throughout central Maryland, Northern Virginia, and the greater Washington, D.C. market. Through its subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of insurance and wealth management services. Visit www.sandyspringbank.com for more information.

For additional information or questions, please contact:

Daniel J. Schrider, President & Chief Executive Officer, or

Philip J. Mantua, E.V.P. & Chief Financial Officer

Sandy Spring Bancorp

17801 Georgia Avenue

Olney, Maryland 20832

1-800-399-5919

Email:        DSchrider@sandyspringbank.com

    PMantua@sandyspringbank.com

Web site: www.sandyspringbank.com

Media Contact:

Jen Schell

301-570-8331

jschell@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release. These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; the possibility that any of the anticipated benefits of acquisitions will not be realized or will not be realized within the expected time period; and a variety of other matters which, by their nature, are subject to significant uncertainties. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2017, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries

FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
(Dollars in thousands, except per share data)	2018	2017	Change	2018	2017	Change
Results of Operations:
Net interest income	$63,818	$42,326	51%	$126,709	$82,579	53%
Provision for loan losses	1,733	1,322	31	3,730	1,516	146
Non-interest income	14,868	13,571	10	31,986	26,203	22
Non-interest expenses	45,082	32,868	37	94,723	62,849	51
Income before income taxes	31,871	21,707	47	60,242	44,417	36
Net income	24,399	14,741	66	46,064	29,853	54

Pre-tax pre-provision income	$35,832	$24,016	49	$75,158	$46,920	60

Return on average assets	1.23%	1.14%		1.18%	1.17%
Return on average common equity	9.66%	10.80%		9.18%	11.12%
Net interest margin	3.56%	3.60%		3.57%	3.56%
Efficiency ratio - GAAP basis (1)	57.29%	58.80%		59.69%	57.78%
Efficiency ratio - Non-GAAP basis (1)	52.98%	54.10%		51.25%	54.44%

Per share data:
Basic net income	$0.68	$0.61	11%	$1.29	$1.24	4%
Diluted net income	$0.68	$0.61	11	$1.29	$1.23	5
Average fully diluted shares	35,743,927	24,262,745	47	35,710,323	24,258,791	47
Dividends declared per share	$0.28	$0.26	8	$0.54	$0.52	4
Book value per share	28.90	23.13	25	28.90	23.13	25
Tangible book value per share	19.42	19.68	(1)	19.42	19.68	(1)
Outstanding shares	35,511,943	23,983,997	48	35,511,943	23,983,997	48

Financial Condition at period-end:
Investment securities	$1,017,274	$821,491	24%	$1,017,274	$821,491	24%
Loans	6,250,073	4,133,171	51	6,250,073	4,133,171	51
Interest-earning assets	7,532,664	4,988,704	51	7,532,664	4,988,704	51
Assets	8,152,600	5,270,521	55	8,152,600	5,270,521	55
Deposits	5,837,826	3,885,445	50	5,837,826	3,885,445	50
Interest-bearing liabilities	5,168,055	3,380,221	53	5,168,055	3,380,221	53
Stockholders' equity	1,026,349	554,683	85	1,026,349	554,683	85

Capital ratios:
Tier 1 leverage (4)	9.27%	9.26%		9.27%	9.26%
Tier 1 capital to risk-weighted assets (4)	11.01%	10.96%		11.01%	10.96%
Total regulatory capital to risk-weighted assets (4)	12.19%	12.00%		12.19%	12.00%
Common equity tier 1 capital to risk-weighted assets (4)	10.85%	10.96%		10.85%	10.96%
Tangible common equity to tangible assets (2)	8.85%	9.10%		8.85%	9.10%
Average equity to average assets	12.78%	10.52%		12.83%	10.50%

Credit quality ratios:
Allowance for loan losses to loans	0.78%	1.09%		0.78%	1.09%
Non-performing loans to total loans	0.46%	0.78%		0.46%	0.78%
Non-performing assets to total assets	0.38%	0.64%		0.38%	0.64%
Allowance for loan losses to non-performing loans	168.17%	140.00%		168.17%	140.00%
Annualized net charge-offs to average loans (3)	0.01%	0.01%		0.02%	0.03%

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, merger expenses and loss on FHLB redemption from non-interest expense; securities gains (losses) from non-interest income and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(2)	The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets and other comprehensive gains (losses). See the Reconciliation Table included with these Financial Highlights.
(3)	Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.
(4)	Estimated ratio at June 30, 2018

Sandy Spring Bancorp, Inc. and Subsidiaries

RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands)	2018	2017	2018	2017
Pre-tax pre-provision income:
Net income	$24,399	$14,741	$46,064	$29,853
Plus non-GAAP adjustments:
Merger expenses	2,228	987	11,186	987
Income taxes	7,472	6,966	14,178	14,564
Provision for loan losses	1,733	1,322	3,730	1,516
Pre-tax pre-provision income	$35,832	$24,016	$75,158	$46,920

Efficiency ratio - GAAP basis:
Non-interest expenses	$45,082	$32,868	$94,723	$62,849

Net interest income plus non-interest income	$78,686	$55,897	$158,695	$108,782

Efficiency ratio - GAAP basis	57.29%	58.80%	59.69%	57.78%

Efficiency ratio - Non-GAAP basis:
Non-interest expenses	$45,082	$32,868	$94,723	$62,849
Less non-GAAP adjustments:
Amortization of intangible assets	541	25	1,082	51
Loss on FHLB Redemption	-	1,275	-	1,275
Merger expenses	2,228	987	11,186	987
Non-interest expenses - as adjusted	$42,313	$30,581	$82,455	$60,536

Net interest income plus non-interest income	$78,686	$55,897	$158,695	$108,782
Plus non-GAAP adjustment:
Tax-equivalent income	1,177	1,901	2,262	3,697
Less non-GAAP adjustment:
Securities gains	-	1,273	63	1,275
Net interest income plus non-interest income - as adjusted	$79,863	$56,525	$160,894	$111,204

Efficiency ratio - Non-GAAP basis	52.98%	54.10%	51.25%	54.44%

Supplemental Non-GAAP Performance Measurements:
Net income - GAAP	$24,399	$14,741	$46,064	$29,853
Plus non-GAAP adjustment:
Merger expenses - net of tax	1,646	593	8,263	593
Less non-GAAP adjustment:
Acquisition fair value marks - net of tax	1,631	22	3,278	47
Net income - Non-GAAP	$24,414	$15,312	$51,049	$30,399

Diluted net income per share - Non-GAAP	$0.68	$0.63	$1.43	$1.25
Return on average assets - Non-GAAP	1.24%	1.18%	1.31%	1.19%
Return on average common equity - Non-GAAP	9.67%	11.22%	10.18%	11.32%

Tangible common equity ratio:
Total stockholders' equity	$1,026,349	$554,683	$1,026,349	$554,683
Accumulated other comprehensive income	20,556	3,712	20,556	3,712
Goodwill	(346,312)	(85,768)	(346,312)	(85,768)
Other intangible assets, net	(10,868)	(629)	(10,868)	(629)
Tangible common equity	$689,725	$471,998	$689,725	$471,998

Total assets	$8,152,600	$5,270,521	$8,152,600	$5,270,521
Goodwill	(346,312)	(85,768)	(346,312)	(85,768)
Other intangible assets, net	(10,868)	(629)	(10,868)	(629)
Tangible assets	$7,795,420	$5,184,124	$7,795,420	$5,184,124

Tangible common equity ratio	8.85%	9.10%	8.85%	9.10%

Outstanding common shares	35,511,943	23,983,997	35,511,943	23,983,997
Tangible book value per common share	$19.42	$19.68	$19.42	$19.68

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF CONDITION  - UNAUDITED

	June 30,	December 31,	June 30,
(Dollars in thousands)	2018	2017	2017
Assets
Cash and due from banks	$69,451	$55,693	$48,637
Federal funds sold	1,434	2,845	2,831
Interest-bearing deposits with banks	223,883	53,962	25,468
Cash and cash equivalents	294,768	112,500	76,936
Residential mortgage loans held for sale (at fair value)	40,000	9,848	5,743
Investments available-for-sale (at fair value)	942,832	729,507	780,078
Other equity securities	74,442	45,518	41,413
Total loans	6,250,073	4,314,248	4,133,171
Less: allowance for loan losses	(48,493)	(45,257)	(45,079)
Net loans	6,201,580	4,268,991	4,088,092
Premises and equipment, net	62,275	54,761	53,235
Other real estate owned	2,361	2,253	1,460
Accrued interest receivable	23,197	15,480	14,910
Goodwill	346,312	85,768	85,768
Other intangible assets, net	10,868	580	629
Other assets	153,965	121,469	122,257
Total assets	$8,152,600	$5,446,675	$5,270,521

Liabilities
Noninterest-bearing deposits	$1,910,690	$1,264,392	$1,302,536
Interest-bearing deposits	3,927,136	2,699,270	2,582,909
Total deposits	5,837,826	3,963,662	3,885,445
Securities sold under retail repurchase agreements and federal funds purchased	139,647	119,359	127,312
Advances from FHLB	1,063,777	765,833	670,000
Subordinated debentures	37,495	-	-
Accrued interest payable and other liabilities	47,506	34,005	33,081
Total liabilities	7,126,251	4,882,859	4,715,838

Stockholders' Equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 35,511,943, 23,996,293 and 23,983,997 at June 30, 2018, December 31, 2017 and June 30, 2017, respectively	35,512	23,996	23,984
Additional paid in capital	604,631	168,188	166,705
Retained earnings	406,762	378,489	367,706
Accumulated other comprehensive loss	(20,556)	(6,857)	(3,712)
Total stockholders' equity	1,026,349	563,816	554,683
Total liabilities and stockholders' equity	$8,152,600	$5,446,675	$5,270,521

Sandy Spring Bancorp, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Dollars in thousands, except per share data)	2018	2017	2018	2017
Interest Income:
Interest and fees on loans	$70,672	$42,747	$138,264	$82,970
Interest on loans held for sale	279	72	647	154
Interest on deposits with banks	514	91	871	181
Interest and dividends on investment securities:
Taxable	5,083	3,554	10,185	7,162
Exempt from federal income taxes	2,042	2,106	4,114	4,057
Interest on federal funds sold	7	6	20	10
Total interest income	78,597	48,576	154,101	94,534
Interest Expense:
Interest on deposits	8,851	3,023	15,810	5,511
Interest on retail repurchase agreements and federal funds purchased	108	79	216	155
Interest on advances from FHLB	5,338	3,148	10,416	6,277
Interest on subordinated debt	482	-	950	12
Total interest expense	14,779	6,250	27,392	11,955
Net interest income	63,818	42,326	126,709	82,579
Provision for loan losses	1,733	1,322	3,730	1,516
Net interest income after provision for loan losses	62,085	41,004	122,979	81,063
Non-interest Income:
Investment securities gains	-	1,273	63	1,275
Service charges on deposit accounts	2,290	2,017	4,549	3,981
Mortgage banking activities	2,064	840	4,271	1,448
Wealth management income	5,387	4,744	10,448	9,228
Insurance agency commissions	1,180	1,222	3,004	2,974
Income from bank owned life insurance	670	605	3,001	1,199
Bank card fees	1,393	1,253	2,763	2,398
Other income	1,884	1,617	3,887	3,700
Total non-interest income	14,868	13,571	31,986	26,203
Non-interest Expenses:
Salaries and employee benefits	24,664	18,282	48,576	36,083
Occupancy expense of premises	4,642	3,211	9,584	6,613
Equipment expenses	2,243	1,767	4,468	3,491
Marketing	945	776	2,093	1,439
Outside data services	1,707	1,367	3,104	2,759
FDIC insurance	1,390	823	2,583	1,628
Amortization of intangible assets	541	25	1,082	51
Merger expenses	2,228	987	11,186	987
Other expenses	6,722	5,630	12,047	9,798
Total non-interest expenses	45,082	32,868	94,723	62,849
Income before income taxes	31,871	21,707	60,242	44,417
Income tax expense	7,472	6,966	14,178	14,564
Net income	$24,399	$14,741	$46,064	$29,853

Net Income Per Share Amounts:
Basic net income per share	$0.68	$0.61	$1.29	$1.24
Diluted net income per share	$0.68	$0.61	$1.29	$1.23
Dividends declared per share	$0.28	$0.26	$0.54	$0.52

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2018		2017
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the Quarter:
Tax-equivalent interest income	$79,774	$76,589	$52,550	$51,477	$50,477	$47,754
Interest expense	14,779	12,613	7,184	6,892	6,250	5,705
Tax-equivalent net interest income	64,995	63,976	45,366	44,585	44,227	42,049
Tax-equivalent adjustment	1,177	1,085	1,874	1,888	1,901	1,796
Provision for loan losses	1,733	1,997	527	934	1,322	194
Non-interest income	14,868	17,118	12,294	12,746	13,571	12,632
Non-interest expenses	45,082	49,641	35,059	31,191	32,868	29,981
Income before income taxes	31,871	28,371	20,200	23,318	21,707	22,710
Income tax expense	7,472	6,706	11,933	8,229	6,966	7,598
Net income	$24,399	$21,665	$8,267	$15,089	$14,741	$15,112
Financial Performance:
Pre-tax pre-provision income	$35,832	$39,326	$23,647	$24,597	$24,016	$22,904
Return on average assets	1.23%	1.12%	0.61%	1.13%	1.14%	1.20%
Return on average common equity	9.66%	8.70%	5.82%	10.74%	10.80%	11.45%
Net interest margin	3.56%	3.58%	3.57%	3.54%	3.60%	3.51%
Efficiency ratio - GAAP basis (1)	57.29%	62.04%	62.85%	56.26%	58.80%	56.69%
Efficiency ratio - Non-GAAP basis (1)	52.98%	49.54%	55.69%	53.76%	54.10%	54.78%
Per Share Data:
Basic net income per share	$0.68	$0.61	$0.34	$0.62	$0.61	$0.63
Diluted net income per share	$0.68	$0.61	$0.34	$0.62	$0.61	$0.63
Average fully diluted shares	35,743,927	35,683,542	24,228,471	24,223,004	24,262,745	24,158,566
Dividends declared per common share	$0.28	$0.26	$0.26	$0.26	$0.26	$0.26
Non-interest Income:
Securities gains (losses)	$-	$63	$(2)	$-	$1,273	$2
Service charges on deposit accounts	2,290	2,259	2,177	2,140	2,017	1,964
Mortgage banking activities	2,064	2,207	654	632	840	608
Wealth management income	5,387	5,061	5,054	4,864	4,744	4,484
Insurance agency commissions	1,180	1,824	1,307	1,950	1,222	1,752
Income from bank owned life insurance	670	2,331	595	609	605	594
Bank card fees	1,393	1,370	1,218	1,211	1,253	1,145
Other income	1,884	2,003	1,291	1,340	1,617	2,083
Total Non-interest Income	$14,868	$17,118	$12,294	$12,746	$13,571	$12,632
Non-interest Expense:
Salaries and employee benefits	$24,664	$23,912	$18,607	$18,442	$18,282	$17,801
Occupancy expense of premises	4,642	4,942	3,146	3,294	3,211	3,402
Equipment expenses	2,243	2,225	1,802	1,722	1,767	1,724
Marketing	945	1,148	896	784	776	663
Outside data services	1,707	1,397	1,441	1,286	1,367	1,392
FDIC insurance	1,390	1,193	827	850	823	805
Amortization of intangible assets	541	541	25	25	25	26
Merger expenses	2,228	8,958	2,920	345	987	-
Professional fees	1,699	1,040	1,439	1,053	1,045	955
Other real estate owned expenses	41	38	14	4	(6)	5
Other expenses	4,982	4,247	3,942	3,386	4,591	3,208
Total Non-interest Expense	$45,082	$49,641	$35,059	$31,191	$32,868	$29,981

(1)	The efficiency ratio - GAAP basis is non-interest expenses divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, merger expenses and loss on FHLB redemption from non-interest expense; securities gains (losses) from non-interest income and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries

HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2018		2017
(Dollars in thousands)	Q2	Q1	Q4	Q3	Q2	Q1
Balance Sheets at Quarter End:
Residential mortgage loans	$1,106,674	$992,287	$921,435	$882,890	$871,766	$848,814
Residential construction loans	197,372	215,445	176,687	171,814	169,901	170,285
Commercial AD&C loans	609,266	564,871	292,443	295,222	314,259	309,350
Commercial investor real estate loans	1,923,827	1,928,439	1,112,710	1,104,669	1,069,988	979,410
Commercial owner occupied real estate loans	1,184,421	1,174,739	857,196	831,461	797,629	772,443
Commercial business loans	702,939	652,797	497,948	451,667	451,570	457,216
Consumer loans	525,574	532,973	455,829	456,395	458,058	455,478
Total loans	6,250,073	6,061,551	4,314,248	4,194,118	4,133,171	3,992,996
Allowance for loan losses	(48,493)	(46,931)	(45,257)	(44,924)	(45,079)	(43,861)
Loans held for sale	40,000	28,486	9,848	7,084	5,743	17,717
Investment securities	1,017,274	1,040,339	775,025	795,922	821,491	855,707
Interest-earning assets	7,532,664	7,285,731	5,155,928	5,049,229	4,988,704	4,919,927
Total assets	8,152,600	7,894,918	5,446,675	5,334,788	5,270,521	5,201,164
Noninterest-bearing demand deposits	1,910,690	1,767,523	1,264,392	1,312,710	1,302,536	1,234,505
Total deposits	5,837,826	5,627,206	3,963,662	3,955,792	3,885,445	3,799,198
Customer repurchase agreements	139,647	149,323	119,359	146,569	127,312	141,244
Total interest-bearing liabilities	5,168,055	5,057,645	3,584,462	3,422,568	3,380,221	3,380,937
Total stockholders' equity	1,026,349	1,014,608	563,816	564,480	554,683	544,261
Quarterly Average Balance Sheets:
Residential mortgage loans	$1,034,062	$1,117,478	$903,660	$880,782	$860,081	$847,896
Residential construction loans	223,171	193,327	171,239	172,921	169,130	157,152
Commercial AD&C loans	576,076	582,876	289,737	291,569	302,924	310,325
Commercial investor real estate loans	1,924,759	1,988,340	1,114,960	1,090,641	1,010,389	945,080
Commercial owner occupied real estate loans	1,184,409	940,065	842,642	808,802	776,279	774,964
Commercial business loans	666,280	657,372	454,330	459,779	454,724	462,444
Consumer loans	531,965	538,198	458,378	457,526	461,672	458,162
Total loans	6,140,722	6,017,656	4,234,946	4,162,020	4,035,199	3,956,023
Loans held for sale	25,403	35,768	5,862	7,093	7,077	7,402
Investment securities	1,028,306	1,062,325	780,522	813,179	842,837	818,287
Interest-earning assets	7,311,272	7,212,878	5,061,075	5,019,133	4,922,389	4,829,208
Total assets	7,926,735	7,841,611	5,346,625	5,297,368	5,202,398	5,111,698
Noninterest-bearing demand deposits	1,796,644	1,651,258	1,322,157	1,293,470	1,251,396	1,159,715
Total deposits	5,657,420	5,489,715	3,991,936	3,916,657	3,810,180	3,673,731
Customer repurchase agreements	148,539	136,694	139,125	133,145	132,552	128,485
Total interest-bearing liabilities	5,058,016	5,116,904	3,419,669	3,407,279	3,360,128	3,375,002
Total stockholders' equity	1,013,081	1,010,106	563,506	557,282	547,229	535,308
Financial Measures:
Average equity to average assets	12.78%	12.88%	10.54%	10.52%	10.52%	10.47%
Investment securities to earning assets	13.50%	14.28%	15.03%	15.76%	16.47%	17.39%
Loans to earning assets	82.97%	83.20%	83.68%	83.06%	82.85%	81.16%
Loans to assets	76.66%	76.78%	79.21%	78.62%	78.42%	76.77%
Loans to deposits	107.06%	107.72%	108.85%	106.02%	106.38%	105.10%
Capital Measures:
Tier 1 leverage (1)	9.27%	9.21%	9.24%	9.28%	9.26%	9.26%
Tier 1 capital to risk-weighted assets (1)	11.01%	11.08%	10.84%	10.99%	10.96%	11.02%
Total regulatory capital to risk-weighted assets (1)	12.19%	12.27%	11.85%	12.01%	12.00%	12.06%
Common equity tier 1 capital to risk-weighted assets (1)	10.85%	10.92%	10.84%	10.99%	10.96%	11.02%
Book value per share	$28.90	$28.61	$23.50	$23.53	$23.13	$22.74
Outstanding shares	35,511,943	35,463,269	23,996,293	23,990,370	23,983,997	23,930,165

(1)	Estimated ratio at June 30, 2018

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2018		2017
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans 90 days past due:
Commercial business	$6	$-	$-	$-	$-	$-
Commercial real estate:
Commercial AD&C	-	-	-	-	-	-
Commercial investor real estate	-	-	-	-	-	-
Commercial owner occupied real estate	112	-	-	-	424	-
Consumer	-	126	-	1	4	-
Residential real estate:
Residential mortgage	-	-	225	225	-	232
Residential construction	-	-	-	-	-	-
Total loans 90 days past due	118	126	225	226	428	232
Non-accrual loans:
Commercial business	6,883	6,634	6,703	6,091	6,807	4,849
Commercial real estate:
Commercial AD&C	136	136	136	137	137	137
Commercial investor real estate	5,878	5,813	5,575	5,589	6,934	7,970
Commercial owner occupied real estate	3,440	3,524	3,582	5,012	4,926	5,106
Consumer	4,298	3,244	2,967	3,152	3,111	3,058
Residential real estate:
Residential mortgage	6,251	7,063	7,196	7,345	7,101	6,908
Residential construction	168	174	177	182	187	189
Total non-accrual loans	27,054	26,588	26,336	27,508	29,203	28,217
Total restructured loans - accruing	1,663	2,678	2,788	2,471	2,569	2,409
Total non-performing loans	28,835	29,392	29,349	30,205	32,200	30,858
Other assets and real estate owned (OREO)	2,361	2,761	2,253	1,448	1,460	1,294
Total non-performing assets	$31,196	$32,153	$31,602	$31,653	$33,660	$32,152

	For the Quarter Ended,
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2018	2017	2017	2017	2017
Analysis of Non-accrual Loan Activity:
Balance at beginning of period	$26,588	$26,336	$27,508	$29,203	$28,217	$29,211
Non-accrual balances transferred to OREO	-	(289)	(888)	(411)	(175)	(113)
Non-accrual balances charged-off	(144)	(411)	(446)	(1,127)	(179)	(391)
Net payments or draws	(1,635)	(357)	(1,707)	(1,869)	(1,804)	(1,382)
Loans placed on non-accrual	2,245	1,309	2,504	1,712	3,144	1,461
Non-accrual loans brought current	-	-	(635)	-	-	(569)
Balance at end of period	$27,054	$26,588	$26,336	$27,508	$29,203	$28,217

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$46,931	$45,257	$44,924	$45,079	$43,861	$44,067
Provision for loan losses	1,733	1,997	527	934	1,322	194
Less loans charged-off, net of recoveries:
Commercial business	(73)	322	48	1,029	107	260
Commercial real estate:
Commercial AD&C	-	(62)	-	-	(103)	-
Commercial investor real estate	(8)	(8)	(8)	(10)	(78)	(5)
Commercial owner occupied real estate	-	-	243	5	-	-
Consumer	244	99	(71)	103	189	167
Residential real estate:
Residential mortgage	13	(22)	(12)	(32)	(3)	(16)
Residential construction	(5)	(6)	(6)	(6)	(8)	(6)
Net charge-offs	171	323	194	1,089	104	400
Balance at end of period	$48,493	$46,931	$45,257	$44,924	$45,079	$43,861

Asset Quality Ratios:
Non-performing loans to total loans	0.46%	0.48%	0.68%	0.72%	0.78%	0.77%
Non-performing assets to total assets	0.38%	0.41%	0.58%	0.59%	0.64%	0.62%
Allowance for loan losses to loans	0.78%	0.77%	1.05%	1.07%	1.09%	1.10%
Allowance for loan losses to non-performing loans	168.17%	159.67%	154.20%	148.73%	140.00%	142.14%
Annualized net charge-offs to average loans	0.01%	0.02%	0.02%	0.10%	0.01%	0.04%

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended June 30,
	2018			2017
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,034,062	$9,414	3.64%	$860,081	$7,531	3.50%
Residential construction loans	223,171	2,199	3.95	169,130	1,579	3.74
Total mortgage loans	1,257,233	11,613	3.70	1,029,211	9,110	3.54
Commercial AD&C loans	576,076	8,271	5.76	302,924	3,767	4.99
Commercial investor real estate loans	1,924,759	22,661	4.72	1,010,389	11,280	4.48
Commercial owner occupied real estate loans	1,184,409	13,989	4.74	776,279	9,981	5.16
Commercial business loans	666,280	8,807	5.30	454,724	5,062	4.46
Total commercial loans	4,351,524	53,728	4.95	2,544,316	30,090	4.74
Consumer loans	531,965	5,753	4.40	461,672	4,171	3.66
Total loans (2)	6,140,722	71,094	4.64	4,035,199	43,371	4.31
Loans held for sale	25,403	279	4.39	7,077	72	4.09
Taxable securities	734,482	5,282	2.88	535,028	3,678	2.75
Tax-exempt securities (3)	293,824	2,598	3.54	307,809	3,259	4.23
Total investment securities	1,028,306	7,880	3.06	842,837	6,937	3.29
Interest-bearing deposits with banks	114,869	514	1.79	34,738	91	1.06
Federal funds sold	1,972	7	1.44	2,538	6	0.96
Total interest-earning assets	7,311,272	79,774	4.37	4,922,389	50,477	4.11

Less: allowance for loan losses	(47,694)			(43,679)
Cash and due from banks	66,420			47,517
Premises and equipment, net	61,900			53,449
Other assets	534,837			222,722
Total assets	$7,926,735			$5,202,398

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$729,948	222	0.12%	$615,141	123	0.08%
Regular savings deposits	356,077	94	0.11	325,634	57	0.07
Money market savings deposits	1,554,304	4,571	1.18	983,185	1,076	0.44
Time deposits	1,220,447	3,964	1.30	634,824	1,767	1.12
Total interest-bearing deposits	3,860,776	8,851	0.92	2,558,784	3,023	0.47
Other borrowings	148,542	108	0.29	132,553	79	0.24
Advances from FHLB	1,011,180	5,338	2.12	668,791	3,148	1.89
Subordinated debentures	37,518	482	5.14	-	-	-
Total interest-bearing liabilities	5,058,016	14,779	1.17	3,360,128	6,250	0.75

Noninterest-bearing demand deposits	1,796,644			1,251,396
Other liabilities	58,994			43,645
Stockholders' equity	1,013,081			547,229
Total liabilities and stockholders' equity	$7,926,735			$5,202,398

Net interest income and spread		$64,995	3.20%		$44,227	3.36%
Less: tax-equivalent adjustment		1,177			1,901
Net interest income		$63,818			$42,326

Interest income/earning assets			4.37%			4.11%
Interest expense/earning assets			0.81			0.51
Net interest margin			3.56%			3.60%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% and 39.88% for 2018 and 2017 respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.2 million and $1.9 million in 2018 and 2017, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries

CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Six Months Ended June 30,
		2018			2017
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$1,075,540	$19,795	3.68%	$854,022	$14,879	3.48%
Residential construction loans	208,332	4,043	3.91	163,174	3,015	3.73
Total mortgage loans	1,283,872	23,838	3.72	1,017,196	17,894	3.52
Commercial AD&C loans	579,458	16,407	5.71	306,604	7,421	4.88
Commercial investor real estate loans	1,956,374	46,089	4.75	977,915	21,699	4.47
Commercial owner occupied real estate loans	1,062,912	24,567	4.66	775,625	19,009	4.94
Commercial business loans	661,851	16,856	5.14	458,563	10,069	4.43
Total commercial loans	4,260,595	103,919	4.92	2,518,707	58,198	4.66
Consumer loans	535,064	11,299	4.32	459,927	8,101	3.58
Total loans (2)	6,079,531	139,056	4.61	3,995,830	84,193	4.24
Loans held for sale	30,557	647	4.24	7,238	154	4.27
Taxable securities	747,862	10,549	2.82	534,306	7,413	2.78
Tax-exempt securities (3)	297,359	5,220	3.51	296,323	6,280	4.24
Total investment securities	1,045,221	15,769	3.02	830,629	13,693	3.30
Interest-bearing deposits with banks	104,115	871	1.69	40,038	181	0.91
Federal funds sold	2,925	20	1.36	2,320	10	0.84
Total interest-earning assets	7,262,349	156,363	4.33	4,876,055	98,231	4.05

Less: allowance for loan losses	(46,689)			(43,703)
Cash and due from banks	71,664			48,165
Premises and equipment, net	61,027			53,548
Other assets	535,844			223,228
Total assets	$7,884,195			$5,157,293

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$744,048	426	0.12%	$612,608	237	0.08%
Regular savings deposits	412,053	395	0.19	320,577	106	0.07
Money market savings deposits	1,467,823	7,698	1.06	986,625	1,854	0.38
Time deposits	1,225,755	7,291	1.20	616,713	3,314	1.08
Total interest-bearing deposits	3,849,679	15,810	0.83	2,536,523	5,511	0.44
Other borrowings	144,100	216	0.30	130,531	155	0.24
Advances from FHLB	1,055,982	10,416	1.99	699,641	6,277	1.81
Subordinated debentures	37,536	950	5.07	829	12	2.91
Total interest-bearing liabilities	5,087,297	27,392	1.09	3,367,524	11,955	0.72

Noninterest-bearing demand deposits	1,724,353			1,205,809
Other liabilities	60,943			42,659
Stockholders' equity	1,011,602			541,301
Total liabilities and stockholders' equity	$7,884,195			$5,157,293

Net interest income and spread		$128,971	3.24%		$86,276	3.33%
Less: tax-equivalent adjustment		2,262			3,697
Net interest income		$126,709			$82,579

Interest income/earning assets			4.33%			4.05%
Interest expense/earning assets			0.76			0.49
Net interest margin			3.57%			3.56%

(1)	Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 26.13% and 39.88% for 2018 and 2017 respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $2.3 million and $3.7 million in 2018 and 2017, respectively.
(2)	Non-accrual loans are included in the average balances.
(3)	Includes only investments that are exempt from federal taxes.